                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Commonwealth Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                                                                         -------
     (2)  Aggregate number of securities to which transaction applies:
                                                                      ----------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                    ------------
     (4)  Proposed maximum aggregate value of transaction:
                                                          ----------------------
     (5)  Total fee paid:
                         -----------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
                                  ---------------

     (2)  Form, schedule or registration statement no.:
                                                        -----------------

     (3)  Filing party:
                        ----------------------

     (4)  Date filed:
                      ---------------------

                        [COMMONWEALTH BANCORP LETTERHEAD]









                                                                  March 16, 2001



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Commonwealth Bancorp, Inc. The meeting will be held at the Best Western Hotel, located at 815 North Pottstown Pike, Exton, Pennsylvania on Tuesday, April 17, 2001 at 9:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in Commonwealth Bancorp, Inc. is sincerely appreciated.

                                           Sincerely,


                                           /s/ Charles H. Meacham

                                           Charles H. Meacham
                                           Chairman of the Board
                                           and Chief Executive Officer

                           COMMONWEALTH BANCORP, INC.
                             COMMONWEALTH BANK PLAZA
                             2 WEST LAFAYETTE STREET
                         NORRISTOWN, PENNSYLVANIA 19401
                                 (610) 313-1600


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Commonwealth Bancorp, Inc. (the "Company") will be held at the Best Western Hotel, located at 815 North Pottstown Pike, Exton, Pennsylvania, on Tuesday, April 17, 2001 at 9:00 a. m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect two (2) directors for a three-year term and until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed March 2, 2001 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                            By Order of the Board of Directors


                                            /s/ Patrick J. Ward

                                            Patrick J. Ward
                                            President, Chief Operating
                                            Officer and Secretary

Norristown, Pennsylvania
March 16, 2001


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           COMMONWEALTH BANCORP, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 17, 2001

         This Proxy Statement is furnished to holders of common stock, $.10 par value per share ("Common Stock"), of Commonwealth Bancorp, Inc. (the "Company"), a Pennsylvania corporation and the holding company for Commonwealth Bank (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Best Western Hotel, located at 815 North Pottstown Pike, Exton, Pennsylvania on Tuesday, April 17, 2001 at 9:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 16, 2001.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Patrick J. Ward, President, Chief Operating Officer and Secretary, Commonwealth Bancorp, Inc., 2 West Lafayette Street, Norristown, Pennsylvania 19401); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record of the Company at the close of business on March 2, 2001 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were approximately 11,238,506 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

         The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors.

         Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have no effect on the voting for the election of directors or the proposal to ratify the appointment of the Company's independent auditors. Under rules applicable to broker-dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually and stockholders are not permitted to cumulate their votes for the election of directors.

         No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and all nominees currently serve as directors of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.


           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2004

                                                         Position with the Company and
                                                          Principal Occupation During                 Director
                Name                        Age               the Past Five Years                     Since(1)
                ----                        ---        ---------------------------------              --------

George C. Beyer, Jr.                        62         Director; President and Chief                    1990
                                                       Executive Officer of Valley Forge
                                                       Financial Group, Inc.

Martin E. Kenney, Jr.                       53         Director; Chairman and Chief                     1999
                                                       Executive Officer of WRC Media,
                                                       Inc.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE


                      DIRECTORS WITH TERMS EXPIRING IN 2002

                                                       Position with the Company and
                                                           Principal Occupation                       Director
              Name                     Age              During the Past Five Years                     Since(1)
              ----                     ---             -----------------------------                  ---------

Joseph E. Colen, Jr.                   61      Director; Chairman of Machined Metals Co.,               1983
                                               Inc., President of Jennings International Co.
                                               and President of Oak-Corson Realty Co.

Michael T. Kennedy                     46      Director; Chairman, President and Chief                  1997
                                               Executive Officer of Radnor Holdings
                                               Corporation

                      DIRECTORS WITH TERMS EXPIRING IN 2003

                                                      Position with the Company and
                                                           Principal Occupation                        Director
              Name                     Age              During the Past Five Years                     Since (1)
              ----                     ---            -----------------------------                    ---------

Charles H. Meacham                     54      Chairman and Chief Executive Officer of the              1988
                                               Company and the Bank

Harry P. Mirabile                      66      Director; Retired, previously Secretary and              1990
                                               Treasurer of Mirabile Beverage Company

Joanne Harmelin                        56      Director; President and Chief Executive                  1998
                                               Officer of Harmelin and Associates, Inc.

---------------

        (1) Includes service as a director of the Bank.

STOCKHOLDER NOMINATIONS

         Article III, Section 3.12 of the Company's Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

         Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any nominations from stockholders for the Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular meetings of the Board of Directors of the Company and the Bank are typically held on a monthly basis and special meetings of the Board of Directors are held from time-to-time as needed. There were ten meetings of the Board of Directors of the Company held during 2000. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board on which the director served during 2000.

         The Board of Directors of the Company has established various committees, including Executive and Audit Committees. The entire Board of Directors acts as a nominating committee for the nomination of persons to serve as directors.

         The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board, except that mortgage loan approvals in excess of certain limits must be approved by the Board of Directors. Currently, Messrs. Meacham, Kennedy and Colen serve as members of this committee. The Executive Committee met four times during 2000.

         The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, Messrs. Kennedy, Kenney and Mirabile serve as members of this committee. The Audit Committee met three times during 2000. The members are independent as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market. The Board of Directors adopted an Audit Committee Charter in the form attached hereto as Appendix A.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the December 31, 2000 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 90 "Audit Committee Communications." The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                                          Michael T. Kennedy
                                                          Martin E. Kenney, Jr.
                                                          Harry P. Mirabile

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following table sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.

             Name                     Age                                   Positions(s)
--------------------------      ---------------       -----------------------------------------------------

Patrick J. Ward                         45            President, Chief Operating Officer and
                                                      Secretary

David K. Griest                         49            Senior Vice President - Information Services

Charles M. Johnston                     45            Senior Vice President and Chief Financial Officer

Peter A. Kehoe                          47            Senior Vice President and President - Comnet Mortgage
                                                      Services

William J. Monnich                      50            Senior Vice President - Community Banking

Brian C. Zwaan                          42            Senior Vice President and Senior Lending Officer

         Set forth below is a brief description of the background of each executive officer of the Company and the Bank who is not a director for at least the last five years.

         PATRICK J. WARD. Mr. Ward has served as President and Chief Operating Officer since December 1996 and as Senior Vice President and Chief Financial Officer from July 1992 until December 1996. In addition, he has served as Secretary of the Company and the Bank since February 1997. Prior to joining the Bank in 1992, Mr. Ward held various management positions with Mellon Bank Corporation.

         DAVID K. GRIEST. Mr. Griest has served as Senior Vice President - Information Systems since December 1996 and as Vice President - Computer Systems and Services from February 1989 until December 1996. Prior to joining the Bank in February 1989, he served in various management capacities with Meritor Financial Group.

         CHARLES M. JOHNSTON. Mr. Johnston has served as Senior Vice President and Chief Financial Officer since December 1996. From 1994 until 1996, Mr. Johnston served as Chief Financial Officer of TFC Enterprises Inc. From 1984 until 1994, he held various management positions with Mellon Bank Corporation.

         PETER A. KEHOE. Mr. Kehoe has served as Senior Vice President and President - Comnet Mortgage Services since February 1996. From 1990 until 1995, Mr. Kehoe served as Senior Vice President, National Production, for Comerica Mortgage, Inc. In connection with the restructuring of the Company's mortgage banking business, it is expected that Mr. Kehoe's employment will be terminated in 2001.

         WILLIAM J. MONNICH. Mr. Monnich has served as Senior Vice President - Community Banking since January 1995 and as Vice President - Community Banking from September 1992 until January 1995. Prior to joining the Bank in September 1992, he served in a variety of management positions with CoreStates Financial Corporation.

         BRIAN C. ZWAAN. Mr. Zwaan has served as Senior Vice President - Commercial Banking since February 1998. From 1996 until 1998, Mr. Zwaan served as Chief Financial Officer of Nobel Education Dynamics, Inc. From 1990 until 1996, he held various management positions with Summit Bank of Pennsylvania.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Common Stock. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its executive officers and directors were met.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date, (ii) each director of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.


                                                        Amount and Nature
             Name of Beneficial                           of Beneficial
             Owner or Number of                          Ownership as of                    Percent of
              Persons in Group                         March 2, 2001(1)(2)                 Common Stock
             ------------------                        -------------------                 ------------

Commonwealth Bancorp, Inc.                                1,166,065(3)                         10.4%
Employee Stock Ownership
Plan Trust
2 West Lafayette Street
Norristown, Pennsylvania 19401

Wanger Asset Management LP                                  894,000(4)                          8.0
227 W. Monroe Street, Suite 3000
Chicago, Illinois 60606

Dimensional Fund Advisors, Inc.                             629,300(5)                          5.6
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Directors:
 Charles H. Meacham                                         483,411(6)                          4.2
 George C. Beyer, Jr.                                       135,631(7)                          1.2
 Joseph E. Colen, Jr.                                       116,796(8)                          1.0
 Joanne Harmelin                                             23,291(9)                            *
 Michael T. Kennedy                                          17,500(10)                           *
 Harry P. Mirabile                                          140,843(11)                         1.3
 Martin E. Kenney                                             6,495(12)                           *

Executive Officers:
 Patrick J. Ward                                            176,998(13)                         1.6
 Peter A. Kehoe                                              36,789(14)                           *
 Brian C. Zwaan                                              39,191(15)                           *
 William J. Monnich                                         104,713(16)                           *

All directors and                                         1,414,991(17)                        11.8%
 executive officers as a
 group (13 persons)

-----------------

* Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(3) The Commonwealth Bancorp, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Commonwealth Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and PNC Bank, National Association, which acts as trustee of the plan ("Trustee"). As of the Voting Record Date, 550,906 shares of Common Stock held in the Trust were unallocated and 615,159 shares had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees and will generally vote unallocated shares held in the ESOP in the same proportion for and against proposals to stockholders as the ESOP participants and beneficiaries actually vote shares of Common Stock allocated to their individual accounts, subject in each case to the fiduciary duties of the Trustee and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries.

(4) According to filings under the Exchange Act, Wanger Asset Management, L.P., a registered investment advisor ("WAM") and Wanger Asset Management, Ltd, the general partner of WAM, beneficially own 894,000 shares, which have been acquired by WAM on behalf of its discretionary clients, including Acorn Investment Trust.

(5) According to filings under the Exchange Act, Dimensional Fund Advisors, Inc., a registered investment advisor, serves as investment advisor or manager to certain investment companies, trusts and accounts. The indicated shares are owned by advisory clients of Dimensional Fund Advisors.

(6) Includes 44,742 shares held by Mr. Meacham's wife, 67,040 shares held on behalf of Mr. Meacham in the Company's Voluntary Investment Plan ("VIP"), 11,849 shares held in a Management Recognition Plan and Trust of the Company ("Recognition Plan"), which may be voted by Mr. Meacham pending vesting and distribution, 8,472 shares allocated to Mr. Meacham pursuant to the ESOP, 4,663 shares allocated to Mr. Meacham pursuant to the Company's Excess Benefit Plan, and 273,030 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(7) Includes 5,479 shares held jointly with Mr. Beyer's wife, 28,850 shares held by Mr. Beyer's wife, 29,885 shares held in a partnership in which Mr. Beyer is the general partner, 2,823 shares held in a Recognition Plan, which may be voted by Mr. Beyer pending vesting and distribution and 23,692 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(8) Includes 8,828 shares held jointly with Mr. Colen's wife and children and 17,200 shares held in a trust in which Mr. Colen is a co-trustee. Also includes 2,823 shares held in a Recognition Plan, which may be voted by Mr. Colen pending vesting and distribution and 38,104 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(9) Includes 3,576 shares held jointly with Ms. Harmelin's husband, 2,150 shares held by Ms. Harmelin's husband, and 15,000 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(10) Includes 15,000 shares which may be acquired by Mr. Kennedy upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(11) Includes 23,155 shares held jointly with Mr. Mirabile's wife, 3,831 shares held by Mr. Mirabile's wife, 2,823 shares held in a Recognition Plan, which may be voted by Mr. Mirabile pending vesting and distribution, and 23,692 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(12) Includes 5,000 shares which may be acquired by Mr. Kenney upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(13) Includes 1,464 shares held jointly with Mr. Ward's wife, 603 shares held on behalf of Mr. Ward in the VIP, 7,897 shares held in a Recognition Plan, which may be voted by Mr. Ward pending vesting and distribution, 8,133 shares allocated to him pursuant to the ESOP and 121,444 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(14) Includes 100 shares held in custody for Mr. Kehoe's children, 1,300 shares held on behalf of Mr. Kehoe in the VIP, 3,952 shares held in a Recognition Plan, which may be voted by Mr. Kehoe pending vesting and distribution, 3,613 shares allocated to him pursuant to the ESOP and 15,091 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(15) Includes 304 shares held on behalf of Mr. Zwaan in the VIP, 9,400 shares held in a Recognition Plan, which may be voted by Mr. Zwaan pending vesting and distribution, 865 shares allocated to him pursuant to the ESOP and 24,000 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(16) Includes 609 shares held on behalf of Mr. Monnich in the VIP, 3,952 shares held in a Recognition Plan, which may be voted by Mr. Monnich pending vesting and distribution, 6,550 shares allocated to him pursuant to the ESOP, and 72,441 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(17) Includes 78,288 shares held on behalf of executive officers in the VIP, 53,423 shares held in a Recognition Plan, which may be voted by directors and executive officers pending vesting and distribution, 35,147 shares allocated to executive officers pursuant to the ESOP, 4,663 shares allocated to executive officers pursuant to the Company's Excess Benefit Plan and 707,339 shares which may be acquired by executive officers and directors upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company and the Bank for services rendered in all capacities during the past three years to the Chief Executive Officer and the four most highly compensated executive officers of the Company and its subsidiaries during the year ended December 31, 2000.

                                                          Annual Compensation              Long Term Compensation
                                                ---------------------------------------- --------------------------

                                                                              Other
        Name and                                                              Annual       Stock                        All Other
    Principal Position               Year       Salary(1)      Bonus(2)  Compensation(3)   Grants        Options(5)    Compensation
    ------------------               ----       --------       --------  --------------- -----------     ----------    ------------
Charles H. Meacham                   2000       $387,218       $142,314         $0       $      0          16,000       $30,068(6)
 Chairman and Chief                  1999        337,818        162,641          0              0           7,000        33,060
 Executive Officer                   1998        350,811              0          0              0           5,600        38,172

Patrick J. Ward                      2000        235,387         86,298          0              0          25,000        31,687(6)
 President and Chief                 1999        219,435         98,374          0              0               0        34,837
 Operating Officer                   1998        212,692              0          0              0               0        26,554

Peter A. Kehoe                       2000        165,426         60,931          0              0          10,000        24,523(6)
 Senior Vice President and           1999        160,380         60,523          0              0               0        25,784
 President of ComNet                 1998        160,206         40,170          0              0               0        26,676

Brian C. Zwaan                       2000        144,636         44,829          0              0          15,000        18,767(6)
 Senior Vice President -             1999        135,313         55,175          0              0               0        18,710
 Commercial Banking                  1998        115,000         25,000          0        339,000(4)       40,000             0

William J. Monnich                   2000        143,196         44,362          0              0          12,000        22,205(6)
 Senior Vice President-              1999        135,679         55,269          0              0               0        23,576
 Community Banking                   1998        138,830              0          0              0               0        24,596



(1) Includes amounts deferred by the named executive officer pursuant to the VIP, a non-contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code and pursuant to which employees may defer up to 10% of their compensation.

(2) Consists of bonuses paid under the Bank's Management Incentive Compensation Plan which awards are based on a combination of the Bank's financial performance and an individual or group rating for the year indicated.

(3) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Bank-owned automobiles. In the opinion of management, the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(4) Represents the grant of 19,000 shares of restricted Common Stock pursuant to a Recognition Plan which was deemed to have had the indicated value as of the date of grant. The award vests over five years, 20% per year commencing one year from the date of grant. The award of restricted Common Stock had a fair market value of $293,313 at December 31, 2000. Dividends with respect to the restricted stock are held in the plan trust and paid when the stock vests.

(5) Consists of options to purchase Common Stock at exercise prices ranging from $13.88 to $19.88 per share.

(6) Consists of estimated amounts allocated for the year ended December 31, 2000 on behalf of Messrs. Meacham, Ward, Kehoe, Zwaan, and Monnich pursuant to the ESOP of $19,044, $18,843, $16,873, $13,353 and $15,847,
         respectively. Includes matching and estimated profit sharing contributions by the Bank relating to 2000 under the VIP to the accounts of Messrs. Meacham, Ward, Kehoe, Zwaan and Monnich of $2,215, $1,391, $2,180, $1,879 and $1,662, respectively. Reflects contributions by the Bank relating to 2000 under the target benefit pension plan of $4,330, $5,469, $3,535 and $4,696 to the accounts of Messrs. Ward, Kehoe, Zwaan, and Monnich, respectively. Reflects $1,685 paid in lieu of certain insurance benefits in 2000 to Mr. Meacham. Also reflects $7,124 allocated in 2000 on behalf of each of Messrs. Meacham and Ward pursuant to the Company's Excess Benefit Plan.

DIRECTOR COMPENSATION

         BOARD FEES. During the year ended December 31, 2000, each member of the Board of Directors of the Bank received an annual fee of $12,200 (which includes $100 per month for health insurance cost reimbursement), plus $900 for each meeting attended. Board members also received a fee of $500 for each committee meeting attended during 2000. The Chairman of the Compensation Committee also received an annual retainer of $1,000. Mr. Kennedy waives all fees in connection with his service as a member of the Board and as Chairman of the Audit Committee. Since 1999, annual directors' fees have been paid in shares of Common Stock in lieu of cash.

         DIRECTORS' STOCK OPTION PLANS. The Company has adopted the 1993 Directors' Stock Option Plan (the "1993 Directors Plan") which provides for the grant of compensatory stock options to non-employee directors. Pursuant to the 1993 Directors Plan, each non-employee director of the Bank at that time was granted a compensatory stock option to purchase 12,970 shares of Common Stock on January 21, 1994 and an option to purchase 1,442 shares of Common Stock on January 21, 1995. Options granted pursuant to the 1993 Directors Plan have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and are vested and exercisable six months from the date of grant. The exercise prices relating to the options granted on January 21, 1994 and January 21, 1995 are $4.81 and $6.49, respectively. The exercise prices and share amounts have been adjusted for exchange in the Conversion and Reorganization.

         The Company has also adopted the 1996 Stock Option Plan, pursuant to which each non-employee director at that time was granted on December 17, 1996 an option to purchase 29,616 shares of Common Stock at an exercise price of $14.375, which vests at the rate of 20% per year from the date of grant. Also, pursuant to the 1996 Stock Option Plan, Michael T. Kennedy, a non-employee director, was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $21.375 in December 1997, Joanne Harmelin, a non-employee director, was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $20.50 in March 1998, and Martin Kenney, a non-employee director, was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $18.125 in September 1999, which grants vest at the rate of 20% per year from the date of grant.

         In addition, the Company has adopted the 2000 Incentive Stock Option Plan, pursuant to which each non- employee director at that time was granted on July 18, 2000 an option to purchase 3,000 shares of Common Stock at an exercise price of $13.875 per share. This grant vests at the rate of 20% per year from the date of grant.

         RECOGNITION PLAN FOR DIRECTORS. The Company has adopted the 1993 Recognition Plan for Directors ("1993 Directors Recognition Plan") which provides for the grant of restricted Common Stock to non-employee directors. Pursuant to the 1993 Directors Recognition Plan, each non-employee director of the Bank at that time was granted 3,043 shares of restricted stock on January 21, 1994 and 339 shares of restricted stock on January 21, 1995. The restricted stock granted pursuant to the 1993 Directors Recognition Plan vests 20% per year from the date of grant. The share amounts have been adjusted for the exchange in the Conversion and Reorganization. The Company has also adopted the 1996 Recognition Plan, pursuant to which each non-employee director at that time was granted on December 17, 1996, 14,130 shares of restricted Common Stock, which vest at the rate of 20% per year from the date of grant.

EMPLOYMENT AGREEMENTS

         The Bank has entered into employment agreements with each of Messrs. Meacham, Ward, Zwaan, Kehoe, Monnich, Johnston and Griest pursuant to which the Bank agreed to employ these persons in their respective positions for a term of three years (two years in the case of Mr. Kehoe) with a current base salary of $416,428, $250,000, $175,000, $165,618, $150,000, $150,000 and $140,000,
respectively. Each such salary may be increased in the discretion of the Board of Directors of the Bank but may not be decreased during the term of the employment agreement without the prior written consent of the affected officer. On an annual basis, the Board of Directors of the Bank considers whether to renew each employment agreement for an additional year. Each employment agreement is terminable with or without cause by the Bank. The employment agreements between the Bank and the officers provide that in the event of a wrongful termination of employment (including a voluntary termination by the officer as a result of the Bank's material breach of the agreement), Messrs. Meacham and Ward would be entitled to an amount of cash severance which is equal to two times the officer's base salary as of the date of termination (one times base salary for the other officers), and Messrs. Meacham and Ward would be entitled to continued participation in certain employee benefit plans of the Bank for a period of 24 months (12 months for the other officers), in each case assuming no Change in Control of the Company (as defined) had occurred or was contemplated by a written agreement still in effect. If the officer's employment was wrongly terminated (including a termination by the officer as a result of certain adverse actions taken with respect to his employment following a Change in Control) after a Change in Control had occurred or was contemplated by a written agreement still in effect, then Messrs. Meacham and Ward would be entitled to a lump sum cash severance amount equal to three times the officer's highest annual base salary and bonus paid during the prior three years (two times for the other officers), and Messrs. Meacham and Ward would be entitled to continued participation in certain employee benefit plans for a period of 36 months (24 months for the officers). The employment agreements with the Bank provide that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Bank for federal income tax purposes. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

         In connection with the restructuring of the Company's mortgage banking business, it is expected that Mr. Kehoe's employment will be terminated in 2001. A cash bonus of $165,618 will be paid to him upon termination. In addition, Mr. Kehoe is entitled to certain employee benefits for a period of 12 months from the date of termination.

         The Company has also entered into employment agreements with Messrs. Meacham, Ward and Johnston to serve on terms substantially similar to the agreement entered into between the executives and the Bank, except as provided below. The executive's compensation, benefits and expenses are paid by the Company and the Bank in the same proportion as the time and services actually expended by the executives on behalf of each company. The agreements with the Company provide that severance payments to Messrs. Meacham and Ward (a) in the absence of a Change in Control shall be two times the officer's current base salary paid by the Company plus fringe benefits for 24 months, and (b) upon a Change in Control shall be equal to three times that portion of their highest base salary and bonus paid by the Company during the prior three years, plus fringe benefits for 36 months and the amounts not able to be paid by the Bank because of Section 280G of the Code. The amounts payable to Messrs. Meacham and Ward by the Company in the event of a change in control may constitute "parachute payments" under Section 280G of the Code, and the amounts payable by the Company are not subject to reduction as are the amounts payable by the Bank. In addition, Messrs. Meacham's and Ward's agreements with the Company provide that the Company shall reimburse them for any resulting excise taxes payable by them, plus such additional amount as may be necessary to compensate them for their payment of state and federal income, excise and other employment-related taxes on the additional payments. Mr.

Johnston's employment agreement with the Company provides that his severance payments and benefits shall be (i) two times that portion of his highest base salary and bonus paid by the Company during the prior three years plus fringe benefits for 24 months in the event of a Change in Control (or one times his current base salary from the Company plus fringe benefits for 12 months in the absence of a Change in Control), and (ii) reduced to the extent necessary so that they do not constitute "parachute payments" under Section 280G of the Code.

         Although the above described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

INDEBTEDNESS OF MANAGEMENT

         In accordance with applicable federal laws and regulations, the Bank used to offer mortgage loans to its directors, officers and full-time employees for the financing of their primary residences and certain other loans. Except for interest rates and fees, these loans generally were made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

         As a result of the application of Section 22(h) of the Federal Reserve Act to savings associations, effective August 1989, any credit extended by a savings association, such as the Bank to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2000, six of the directors and executive officers of the Company or the Bank had aggregate loan balances in excess of $60,000, which amounted to $3.1 million in the aggregate. All such loans were made by the Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility.

STOCK OPTIONS

         The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                Potential Realizable Value
                                                                                                  at Assumed Annual Rates
                                     Individual Grants                                          of Stock Price Appreciation
                                                                                                     for Option Term(3)
---------------------------------------------------------------------------------------------------------------------------
                           Options    % of Total Options Granted   Exercise     Expiration
          Name             Granted         to Employees(1)         Price(2)        Date                5%             10%
---------------------------------------------------------------------------------------------------------------------------
Charles H. Meacham          16,000               7.9%              $13.875       7/18/10           $139,615       $353,811
Patrick J. Ward             25,000              12.4                13.875       7/18/10            218,148        552,829
Peter A. Kehoe              10,000               4.9                13.875       7/18/10             87,259        221,132
Brian C. Zwaan              15,000               7.4                13.875       7/18/10            130,889        331,698
William J. Monnich          12,000               5.9                13.875       7/18/10            104,711        265,358
---------------------------------------------------------------------------------------------------------------------------


(1)      Percentage of options granted to all employees during 2000.

(2) The exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) Assumes compounded rates of return over the ten-year life of the options. This would represent future stock prices of $22.60 and $35.99 at compounded rates of return of 5% and 10%, respectively.

         The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 2000 and options held at December 31, 2000


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                                                              Value of
                                                            Number of                        Unexercised
                        Shares                             Unexercised                       Options at
                       Acquired                        Options at Year End                   Year End(2)
                          on          Value       ----------------------------------------------------------------
       Name            Exercise      Realized     Exercisable    Unexercisable      Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------
Charles H. Meacham      17,400     $175,131(1)      273,030          51,543         $1,354,860          $62,764
Patrick J. Ward             --           --         121,444          44,746            535,241           60,043
Peter A. Kehoe              --           --          35,540          18,885             37,761           25,065
Brian C. Zwaan              --           --          24,000          31,000                  0           23,438
William J. Monnich          --           --          72,441          20,885            381,501           28,190
------------------------------------------------------------------------------------------------------------------


(1) Based upon a per share market price of $14.88 on November 3, 2000, the date of exercise.

(2)      Based upon a per share market price of $15.44 at December 31, 2000.

TARGET BENEFIT PLAN

         The Bank maintains a target benefit pension plan ("Target Plan") for the benefit of its employees. The Target Plan is a money purchase plan, established effective January 1, 1997 in connection with the termination of the Bank's defined benefit pension plan. Contributions are made by the Bank to the plan based upon the assumed amount necessary to fund a target benefit, which is expressed by means of a formula based upon average compensation and years of service of the participant. The Bank's contribution is based upon the target benefit and other factors based on the age of the participant. Amounts contributed by the Bank to the Target Plan for the account of the named executive officers for 2000 are included in the summary compensation table above.

VOLUNTARY INVESTMENT PLAN

         The Bank maintains a Voluntary Investment Plan ("VIP") for the benefit of employees. The VIP is a defined contribution plan which is intended to qualify under Section 401(k) of the Code. Participants may contribute to the VIP by salary reduction up to 15% (10% for highly compensated employees) of annual compensation for the year. Such contributions defer the employee's earnings up to a maximum of $10,500 in each plan year. Pursuant to the VIP and the trust agreement entered into between the Bank and the VIP trustee, all funds contributed are held in a trust fund, which are invested at the direction of the employee in various alternative investment funds, including a Company Common Stock fund. A participant's contributions to the VIP, up to a maximum of 3% of salary, are matched 25% by the Bank. The VIP also contains a profit sharing component which provides for discretionary contributions by the Bank to eligible employees. Participant's accounts are credited on a pro rata basis according to salary levels. Profit sharing contributions vest after five years. Amounts contributed by the Bank to the VIP for the account of the named executive officers for 2000 are included in the summary compensation table above.

SUPPLEMENTAL BENEFIT PLANS

         The Board of Directors of the Bank has adopted an Excess Benefit Plan ("EBP") and a Supplemental Executive Retirement Plan ("SERP") to provide certain additional retirement benefits to Messrs. Meacham and Ward. The EBP provides that Messrs. Meacham and Ward shall receive an annual allocation of stock units representing shares of common stock. The number of stock units allocable to the executive's benefit each year shall be equal to the difference between the annual allocation of shares that would have been made to him in the ESOP, assuming that his compensation was $235,840, the previous limitation under the Code prior to amendments which reduced such limitation, which is currently $160,000 as set forth in Section 401(a)(17) of the Code, minus the number of shares actually allocated to his ESOP account in a particular year. The SERP provides that Messrs. Meacham and Ward shall receive a supplemental retirement benefit at or after the executive's normal retirement date which is calculated to produce a deferred retirement benefit payable by the Bank based on final average earnings, as defined, with certain offsets, and a reduction in the case of early retirement. Amounts contributed by the Bank to the EBP for the account of the named executive officers for 2000 are included in the Summary Compensation Table above.

COMPENSATION COMMITTEE

         Executive compensation philosophy, policies, and programs are the responsibility of the Compensation and Benefits Committee of the Board of Directors. During 2000, the members of the committee were Messrs. Colen, Mirabile, and Beyer and Ms. Harmelin. No member of the committee is a current or former officer or employee of the Bank or any of its subsidiaries. The report of the committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below.

REPORT OF THE COMPENSATION COMMITTEE

         The members recognize that Commonwealth must attract, retain and motivate the best people to achieve its business objectives. To do so, it must compensate its executives fairly and competitively in the markets in which it competes. The competitive market for executives is primarily banks of a similar asset size located in the northeastern quadrant of the United States.

         The current compensation program permits recognition of individual contribution, business unit results, and overall corporate results. Currently, executive compensation comprises base salary, short-term incentives, and stock grants from the initial public offering.

         BASE SALARY. The Compensation and Benefits Committee establishes base salaries for executives of Commonwealth by conducting an annual review utilizing salary survey data provided by an external compensation consultant.

         It is the intention of the Committee to pay base salaries at, or slightly below, the average salary paid by competitive banks.

         INCENTIVE PLAN. The incentive portion of the executives' total compensation program is tied to the achievement of specific individual and group corporate results. Because it is the committee's intention to link a significant portion of executive pay to changes in shareholder value, the annual incentive bonus will include annual financial measures that are highly correlated to market indicators, such as Net Income, Earnings per Share, Cash Flow, and/or Return on Equity. Also, the Committee's intention is to offset conservative base salaries with significant upside potential via annual incentives (and stock plans) to provide for above average total remuneration in years when Commonwealth has outstanding performance.

         TAX DEDUCTIBILITY. At this point, and for the foreseeable future, Commonwealth does not anticipate problems with tax deductibility of executive compensation. If, in the future, this becomes a concern, the Compensation and Benefits Committee will revisit the issue.

                                           Joseph E. Colen, Jr.
                                           Harry P. Mirabile
                                           George C. Beyer, Jr.
                                           Joanne Harmelin

PERFORMANCE GRAPH

         The following graph compares the yearly cumulative total return relating to the Common Stock for the five-year period from December 31, 1995 to December 31, 2000 with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies), and
(ii) the yearly cumulative return on the stocks included in the Nasdaq Stock Market Financial Stock Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

                           COMMONWEALTH BANCORP, INC.
                   STOCK PERFORMANCE GRAPH - DEC-95 TO DEC-00

                                  [LINE GRAPH]

====================================================================================
                                                                       cmsb stock
                                                      nasdaq          at 06/14/96
                                       nasdaq      financial    conversion  price
                                    stock mkt         stocks    (facto. - 2.07747)
====================================================================================
                     DEC-95           100.000        100.000              100.000
                     JUN-96           113.208        106.464               99.222
                     DEC-96           123.036        128.362              141.418
                     JUN-97           137.679        155.915              155.759
                     DEC-97           150.693        196.308              190.455
                     JUN-98           181.227        202.850              221.401
                     DEC-98           212.509        190.728              151.774
                     JUN-99           260.713        209.120              176.855
                     DEC-99           394.921        189.458              165.639
                     JUN-00           385.350        164.812              120.445
                     DEC-00           237.618        207.029              158.890

         Graph represents $100 invested in the Bank's common stock on December 31, 1995 at $10.83 per share. Stock prices have been adjusted to reflect the June 1996 conversion of 2.0775 shares of Common Stock for each share of common stock of the Bank.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

GENERAL

         The Board of Directors of the Company has appointed Arthur Andersen LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Arthur Andersen LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Arthur Andersen LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate amount of the fees billed by Arthur Andersen LLP for its audit of the Company's annual financial statements for the year ended December 31, 2000, its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year, and its examination of the Company's internal control over financial reporting was $169,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         There were no fees billed by Arthur Andersen LLP for financial information systems design and implementation services provided to the Company during 2000.

ALL OTHER FEES

         The aggregate amount of the fees billed by Arthur Andersen LLP for all other services rendered to the Company during 2000 was $130,500. These services consisted primarily of tax compliance and consulting services, as well as assurance and consulting services relating to certain employee benefit plans.

         The Board of Directors and its Audit Committee considered the compatibility of the non-audit services provided to the Company by Arthur Andersen LLP in 2000 on the independence of Arthur Andersen LLP from the Company in evaluating whether to appoint Arthur Andersen LLP to perform the audit of the Company's financial statements for the year ending December 31, 2001.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 2001.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2002, must be received at the principal executive offices of the Company, 2 West Lafayette Street, Norristown, Pennsylvania 19401, Attention: Patrick J. Ward, President, Chief Operating Officer and Secretary, no later than November 16, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 of the Exchange Act may be brought before an annual meeting pursuant to the Company's Bylaws, which provides that business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. To be timely with respect to the next annual meeting of stockholders of the Company, a stockholders notice must be received by the Company no later than December 17, 2001.


                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CHARLES M. JOHNSTON, CHIEF FINANCIAL OFFICER, COMMONWEALTH BANCORP, INC., 2 WEST LAFAYETTE STREET, NORRISTOWN, PENNSYLVANIA. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                      APPENDIX A


                   COMMONWEALTH BANCORP, INC. AND SUBSIDIARIES
                             AUDIT COMMITTEE CHARTER


                                  ORGANIZATION

The Audit Committee of Commonwealth Bancorp, Inc and its subsidiaries (the "Company") shall be appointed by the board of directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they are free from any relationship that would interfere with the exercise of their independent judgement. A director of the Company with any of the following relationships will not be considered independent: (i) employment by the Company or any of its affiliates for the current year or any of the past three years;
(ii) acceptance of any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer; (iv) partnership in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) employment as an executive of another entity where any of the Company's executives serve on that entity's compensation committee. All committee members shall be financially literate, and at least one member shall have accounting or related financial management experience.


                               STATEMENT OF POLICY

The committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community. These responsibilities relate to corporate accounting, reporting practices of the Company, the quality and integrity of the Company's financial statements, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, internal auditors and management of the Company. It is the expectation of the committee that management will fulfill its responsibility of bringing any significant matters to the attention of the committee. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose, if needed.


                                RESPONSIBILITIES

The primary responsibility of the committee is to oversee the Company's financial reporting process on behalf of the board of directors and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall tone for quality financial reporting, sound business risk practices, and ethical behavior.

                                    PROCESSES

The following shall be the principal recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

         - The committee shall review and reassess the adequacy of this Charter annually as conditions dictate. The committee shall submit the Charter to the board of directors for approval and have the charter included in the Company's annual proxy statement at least once every three years in accordance with Securities and Exchange Commission (SEC) regulations.

         - The committee shall include in the Company's annual proxy statement a report to shareholders as required by the SEC. The report should state whether the committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, including: (a) the methods used to account for significant transactions; (b) the effect of significant accounting policies in controversial or emerging areas for which there is lack of authoritative guidance or consensus;
                  (c) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (d) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements;
                  (iii) received written disclosures from the auditors regarding their independence as required by Independent Standards Board Standard No. 1, and has discussed the auditor's independence with the auditors; and (iv) based on the foregoing, recommended to the board of directors that the audited financial statements be included in the Company's annual report for the last fiscal year for filing with the SEC.

         - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

         - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audits.

         - The committee shall review the interim financial statements with the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

         - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report, including their judgement about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgements and accounting estimates, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters that are required to be communicated to the committee by the independent auditors under generally accepted accounting standards.

                                                                 REVOCABLE PROXY


COMMONWEALTH BANCORP, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMONWEALTH BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17, 2001 AND AT ANY ADJOURNMENT.

         The undersigned hereby appoints the Board of Directors of Commonwealth Bancorp, Inc. (the "Company") as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 2, 2001 at the Annual Meeting of Stockholders to be held at the Best Western Hotel, located at 815 North Pottstown Pike, Exton, Pennsylvania, on April 17, 2001, at 9:00 a.m., Eastern Time, and any adjournment thereof.

1.       ELECTION OF DIRECTORS

         [ ]  FOR all nominees listed            [ ]  WITHHOLD AUTHORITY
              below (except as marked                 to vote for all nominees
              to the contrary below)                  listed below

Nominees for a three-year term expiring in 2004:

         George C. Beyer, Jr. and Martin E. Kenney, Jr.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

    [ ]  FOR                [ ]  AGAINST               [ ] ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                     (CONTINUED ON REVERSE SIDE)

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTOR'S NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO RATIFY THE AUDITORS FOR 2001 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


Dated:                          , 2001
       -------------------------

                                               --------------------------------

                                               --------------------------------
                                                           Signatures


PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                  March 16, 2001



To:      Participants in the Commonwealth Voluntary Investment Plan

         As described in the attached materials, your proxy as a stockholder of the Company is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Voluntary Investment Plan ("VIP") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the VIP by marking, dating, signing and returning the enclosed voting instruction ballot to the plan administrators in the accompanying envelope.

         We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the VIP are not received, the shares allocated to your account pursuant to this plan will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been allocated to your account under the VIP. Your will receive other voting material for those shares owned by you individually and not under the VIP.

                                                       Sincerely,




                                                       Charles H. Meacham
                                                       Chairman and Chief
                                                        Executive Officer

                           COMMONWEALTH BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby instructs the Trustee of the trust created pursuant to the Voluntary Investment Plan ("VIP") of Commonwealth Bank to vote the shares of Common Stock of Commonwealth Bancorp, Inc. (the "Company") which were allocated to my account as of March 2, 2001 under the VIP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on April 17, 2001.

1.       ELECTION OF DIRECTORS

         [ ]  FOR all nominees listed             [ ]  WITHHOLD AUTHORITY
              below (except as marked                  to vote for all nominees
              to the contrary below)                   listed below

Nominees for a three-year term expiring in 2004:

George C. Beyer, Jr. and Martin E. Kenney, Jr.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------


2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

   [ ]  FOR                 [ ]  AGAINST               [ ]  ABSTAIN


3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

         SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS.


Dated:                        , 2001
       -----------------------               ----------------------------------
                                             Signature

                                             If you return this card properly
                                             signed but do not otherwise
                                             specify, shares will be voted FOR
                                             the proposals specified above. If
                                             you do not return this card, your
                                             shares will not be voted.

                                                                  March 16, 2001



To:      Participants in the Commonwealth Bancorp, Inc. Employee Stock Ownership
         Plan

         As described in the attached materials, your proxy as a stockholder of the Company is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Employee Stock Ownership Plan ("ESOP") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the plan administrators in the accompanying envelope.

         We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted in the same proportion as the allocated shares under the ESOP have been voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been allocated to your account under the ESOP. Your will receive other voting material for those shares owned by you individually and not under the ESOP.

                                                 Sincerely,




                                                 Charles H. Meacham
                                                 Chairman and Chief
                                                  Executive Officer

                           COMMONWEALTH BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby instructs the Trustee of the trust created pursuant to the Employee Stock Ownership Plan ("ESOP") of Commonwealth Bancorp, Inc. (the "Company") to vote the shares of Common Stock of the Company which were allocated to my account as of March 2, 2001 under the ESOP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on April 17, 2001.

1.       ELECTION OF DIRECTORS

         [ ]  FOR all nominees listed             [ ]  WITHHOLD AUTHORITY
              below (except as marked                  to vote for all nominees
              to the contrary below)                   listed below

Nominees for a three-year term expiring in 2004:

George C. Beyer, Jr. and Martin E. Kenney, Jr.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------


2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

   [ ] FOR                 [ ] AGAINST             [ ]  ABSTAIN


3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

         SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS.




Dated:                        , 2001
       -----------------------               ----------------------------------
                                             Signature

                                             If you return this card properly
                                             signed but do not otherwise
                                             specify, shares will be voted FOR
                                             the proposals specified above. If
                                             you do not return this card,
                                             shares will be voted by the
                                             Trustee in the same manner as the
                                             allocated shares under the ESOP
                                             have voted.

                                                                  March 16, 2001


To:      Participants in the Commonwealth Recognition Plans

         As described in the attached materials, your proxy as a stockholder of the Company is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company granted to you under the Management Recognition Plan for Officers, the Management Recognition Plan for Directors or the 1996 Recognition and Retention Plan (each a "Recognition Plan" or together the "Recognition Plans") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares granted to you, and a return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to a Recognition Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the plan administrators in the accompanying envelope.

         We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for a Recognition Plan are not received, the shares awarded to you pursuant to the plan will be voted by the Trustees of the Recognition Plans as directed by the Plan Administrators in their discretion. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

         Please note that the enclosed material relates only to those shares which have been granted to you under a Recognition Plan. You will receive other voting material for those shares owned by you individually and not under the Recognition Plans.

                                                          Sincerely,



                                                          Charles H. Meacham
                                                          Chairman and Chief
                                                           Executive Officer

                           COMMONWEALTH BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby instructs the Trustees of the trust created pursuant to a Recognition Plan of Commonwealth Bancorp, Inc. (the "Company") to vote the shares of Common Stock of the Company which were granted to me as of March 2, 2001 under a Recognition Plan upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on April 17, 2001.

1.       ELECTION OF DIRECTORS

         [ ]  FOR all nominees listed           [ ]  WITHHOLD AUTHORITY
              below (except as marked                to vote for all nominees
              to the contrary below)                 listed below

Nominees for a three-year term expiring in 2004:

George C. Beyer, Jr. and Martin E. Kenney, Jr.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

      [ ]  FOR                  [ ] AGAINST                [ ] ABSTAIN

4. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

         SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR THE OTHER PROPOSALS.



Dated:                        , 2001
       -----------------------               ----------------------------------
                                             Signature

                                             If you return this card properly
                                             signed but do not otherwise
                                             specify, shares will be voted FOR
                                             the proposals specified above. If
                                             you do not return this card,
                                             shares will be voted by the
                                             Trustees of the Recognition Plans
                                             as directed by the plan
                                             administrators in their
                                             discretion.